EXHIBIT 2.2


                          SHAREHOLDERS AGREEMENT

                              Lobike Pty Ltd
                           (A.C.N. 001 874 380)

                              Locana Pty Ltd
                           (A.C.N. 001 874 317)

                              Lofiva Pty Ltd
                           (A.C.N. 001 876 982)

                              Logela Pty Ltd
                           (A.C.N. 001 876 820)

                  Refrigeration Investment (MBO) Limited

                       Kysor Industrial Corporation

                      Hill Young & Associates Limited
                           (A.C.N. 003 977 106)

                      T & M Lawrence Nominees Pty Ltd
                           (A.C.N. 071 527 010)

                           David James McIntosh

                             John Ralph Rogan

                             Kenneth John Moon

                            Leslie Owen Miller

                            Terry John Lawrence

                                    and

                       Austral Refrigeration Pty Ltd
                           (A.C.N. 001 702 594)











THIS SHAREHOLDERS AGREEMENT is made on 14 FEBRUARY 1996 between the following parties:

1. LOBIKE PTY LTD (A.C.N. 001 874 380) of 13 Hugh Street, Belmore New South Wales it its own capacity and as trustee for the Vernon Avenue Trust ("Lobike");

2. LOCANA PTY LTD (A.C.N. 001 874 317) of 13 Hugh Street, Belmore New South Wales in its own capacity and as trustee for the Leumeah Road Trust ("Locana");

3. LOFIVA PTY LTD (A.C.N. 001 876 982) of 13 Hugh Street, Belmore New South Wales in its own capacity and as trustee for the Sunset Place Trust ("Lofiva");

4. LOGELA PTY LTD (A.C.N. 001 876 820) of 13 Hugh Street, Belmore New South Wales in its own capacity and as trustee for the Cairnes Road Trust ("Logela");

     Lobike, Logela, Lofiva and Locana being jointly referred to as "the Founding Shareholders";

5. REFRIGERATION INVESTMENT (MBO) LIMITED, a company incorporated under the laws of the British Virgin Islands, of Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands ("MBO");

6. KYSOR INDUSTRIAL CORPORATION, a company incorporated under the laws of Michigan, of One Madison Avenue, Cadillac, Michigan, United States of America ("Kysor");

7. HILL YOUNG & ASSOCIATES LIMITED (A.C.N. 003 977 106) of Level 21, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales ("Hill Young");

8. T & M LAWRENCE NOMINEES PTY LTD (A.C.N. 071 527 010) of 42 Edinburgh Road, Lilydale, Victoria in its own capacity and as trustee for the Lawrence Family Trust ("Lawrence Nominees");

9. DAVID JAMES MCINTOSH of 36 The Grand Parade, Brighton-Le-Sands, New South Wales ("McIntosh");

10. JOHN RALPH ROGAN of 50 Huntingdale Drive, Denham Court, New South Wales ("Rogan");

11.  KENNETH JOHN MOON of 12 Fairway Drive, Kellyville, New South Wales
     ("Moon");

12. LESLIE OWEN MILLER of Unit 1303, The Connaught, 187 Liverpool Street, Sydney, New South Wales ("Miller"),

     McIntosh, Rogan, Moon and Miller together jointly and severally referred to as "the Guarantors";
13.  TERRY JOHN LAWRENCE of 42 Edinburgh Road, Lilydale, Victoria
     ("Lawrence"); and

14. AUSTRAL REFRIGERATION PTY LTD (A.C.N. 001 702 594) of 13 Hugh Street, Belmore, New South Wales ("the Company").

RECITALS:

A.   The Company Group carries on the Business.

B. The Founding Shareholders have sold certain shares in the Company to MBO and Kysor.

C.   Hill Young and Lawrence Nominees also hold shares in the Company.

D. The parties have agreed to conduct their relationship as shareholders in the Company and to operate the Company and the Business in accordance with this agreement.

E. The Guarantors agree to guarantee the obligations of the Founding Shareholders under this agreement.

F. Lawrence agrees to guarantee the obligations of Lawrence Nominees under this agreement.

THE PARTIES AGREE, in consideration of, among other things, the mutual promises contained in this agreement:

                                  PART 1
                      DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

In this agreement:

"APPLICABLE PERCENTAGE" means, in respect of a Shareholder, the percentage of the total number of Shares represented by the number of Shares owned by that Shareholder as at the date of this agreement and thereafter as varied in accordance with this agreement;

"ASX" means the Australian Stock Exchange Limited or any of its Subsidiaries;

"AUDITOR" means the Company's auditor determined under clause 6.5(13);

"BOARD" means the board of directors of the Company;

"BUDGET" means the budget adopted under clause 8.1;

"BUSINESS" means the business of the Company described in clause 2.1;

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"BUSINESS DAY" means a day on which banks are open for business in Sydney, excluding a Saturday or a Sunday or a public holiday;

"CAIRNES ROAD TRUST" means the trust constituted by the Cairnes Road Trust
Deed;

"CAIRNES ROAD TRUST DEED" means the Deed of Trust dated 11 April 1979 between Robcharta Nominees (NSW) Pty Limited and Robert James Laurence;

"COMMENCEMENT DATE" means the day which is the "Completion Date" as defined in the Share Purchase Agreements;

"COMPANY GROUP" means the Company and any Subsidiary of the Company and any one or more of them;

"COMPETITOR" means a person who carries on whether:

(a)  alone; or

(b) through a partnership, corporation, trust, joint venture or any other entity that directly or indirectly controls, or is controlled by, or is under common control with, the person; or

(c)  through any other associated or affiliated person,

a business which is principally the manufacture of refrigerated cases for similar applications to those made by the Company Group;

"CONFIDENTIAL INFORMATION" means any information regarding:

(a)  the Business;

(b)  the assets or affairs of the Company Group;

(c)  this agreement and the transaction contemplated by it; and

(d)  the Shareholders;

"CORPORATIONS LAW" means the Corporations Law of New South Wales;

"DISPOSE" includes, without limitation, in respect of a Share, either directly or indirectly or through any other entities:

(a)  to sell, assign or transfer;

(b)  to grant an option or rights of pre-emption over;

(c)  to create trusts in respect of;



                       -3-
(d) to create or grant any relevant interest, as defined in section 34 of the Corporations Law, in;

(e)  to otherwise alienate; or

(f) to grant the power (defined to include the matters set out in section 30 of the Corporations Law) to do any of the matters set out in paragraphs (a) to (e) in respect of,

the Share, an interest in the Share or the right to exercise the vote attached to the Share or to enter into any transaction having the same result as the matters set out in paragraphs (a) to (e) above;

"DISPOSING SHAREHOLDER" means a Shareholder which proposes to Dispose of Shares to the Majority Purchaser;

"EBIT" means earnings before interest and tax;

"ENCUMBRANCE" means an interest or power:

(a) reserved in or over any interest in any asset including, but not limited to, any retention of title; or

(b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to, any agreement to grant or create any of the above;

"EXERCISING SHAREHOLDER" means a Shareholder which exercises the option specified in clause 16.1;

"GOVERNMENTAL AGENCY" means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity;

"HOLDING COMPANY" has the same meaning as in the Corporations Law;

"KYSOR AGREEMENT" means the Share Purchase Agreement dated 16 December 1995 between the Founding Shareholders, the Guarantors and Kysor;

"LAWRENCE FAMILY TRUST" means the trust constituted by the Lawrence Family Trust Deed;

"LAWRENCE FAMILY TRUST DEED" means the Deed of Settlement dated 20 October 1995 between Neville Richard John and T & M Lawrence Nominees Pty Ltd;

"LEUMEAH ROAD TRUST" means the trust constituted by the Leumeah Road Trust
Deed;

                       -4-
"LEUMEAH ROAD TRUST DEED" means the Deed of Trust dated 25 April 1979 between Robcharta Nominees (NSW) Pty Limited and Brian Harding;

"LISTING" means the listing of the Shares for official quotation on the main board of the ASX or any other agreed recognised stock exchange under part 20;

"MAJORITY PURCHASER" means a person who would acquire or move to a majority interest in the Company under clause 16.5;

"MBO AGREEMENT" means the Share Purchase Agreement dated 16 December 1995 between the Founding Shareholders, the Guarantors and MBO Partners;

"MBO PARTNERS" means MBO Partners Limited, a company incorporated under the laws of the British Virgin Islands, of Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands, as general partner for and on behalf of The Asian MBO Fund, L.P., an exempted limited partnership under the Exempted Limited Partnership Law of 1991 of the Cayman Islands;

"MINORITY SHAREHOLDER" means a Shareholder holding a minority interest in the Company referred to in clause 16.5(a);

"NOTICE OF ACCEPTANCE" means a notice of acceptance of the issue of Securities in the Company under clause 4.2;

"NOTICE OF EXERCISE" means a notice of exercise under clause 16.1;

"NOTICE OF ISSUE" means a notice of issue of Securities in the Company under clause 4.1;

"NOTICE OF NON-EXERCISE" means a notice under clause 15.4;

"NOTICE OF SALE" means a notice of sale of Shares given under clause 14.1;

"OFFERED SECURITIES" means the total number of Securities to be issued by the Company as specified in a Notice of Issue;

"OFFEREE SHAREHOLDER" means a Shareholder which exercises the option granted by a Notice of Sale;

"POWER" means any right, power, authority, discretion or remedy conferred by this agreement or any applicable law;

"QUARTER" means each period of 3 months commencing on each of:

(a)  1 July;

(b)  1 October;

(c)  1 January; and

                       -5-
(d)  1 April;

"RELATED CORPORATION" means a "related body corporate" as that expression is defined in the Corporations Law and includes a body corporate which is at any time after the date of this agreement a "related body corporate" but ceases to be a "related body corporate" because of an amendment, consolidation or replacement of the Corporations Law;

"RESTRICTED PERIOD" means the period commencing on the Commencement Date and ending 14 days after the date of the adoption by the directors of the Company of the audited accounts of the Company for the financial year ending 30 June 1997;

"SALE PERCENTAGE" means, in respect of a Seller Shareholder, the percentage of the total number of Shares of the Seller Shareholder represented by the number of the Sale Shares;

"SALE SHARES" means the Shares a Seller Shareholder wishes to sell as specified in the Notice of Sale;

"SALE SHARE PRICE" means the price for each Share specified in a Notice of Sale;

"SECURITIES" means shares, debentures, convertible notes, options or other equity or debt securities;

"SELLER SHAREHOLDER" means a Shareholder which serves a Notice of Sale;

"SHARES" means the issued ordinary shares of $1.00 each in the capital of the Company;

"SHAREHOLDERS" means each Founding Shareholder, MBO, Kysor, Hill Young and Lawrence Nominees;

"SHARE PURCHASE AGREEMENTS" means:

(a)  the MBO Agreement; and

(b)  the Kysor Agreement;

"SUBSIDIARY" has the following meanings:

(a)  the meaning given to that expression in the Corporations Law;

(b) a corporation is a Subsidiary of another corporation if that other corporation has appointed or is in a position to appoint a director or directors who are in a position to cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a meeting of the board of directors of the first-mentioned corporation;

                       -6-
(c) a corporation is a Subsidiary of another corporation if at any time after the date of this agreement it is a Subsidiary but ceases to be a subsidiary as defined in the Corporations Law because of an amendment, consolidation or replacement of the Corporations Law;

"SUNSET PLACE TRUST" means the trust constituted by the Sunset Place Trust
Deed;

"SUNSET PLACE TRUST DEED" means the Deed of Trust dated 11 April 1979 between Robcharta Nominees (NSW) Pty Limited and Doris May Byrne;

"THIRD PARTY" means a person who wants to buy the Shares of the Seller Shareholder as specified in a Notice of Sale;

"VERNON AVENUE TRUST" means the trust constituted by the Vernon Avenue Trust Deed; and

"VERNON AVENUE TRUST DEED" means the Deed of Trust dated 11 April 1979 between Robcharta Nominees (NSW) Pty Limited and Sarah Doris Mulhall.

1.2  INTERPRETATION

In this agreement, headings and underlinings are for convenience only and do not affect the interpretation of this agreement and, unless the context otherwise requires:

(a)  words importing the singular include the plural and vice versa;

(b)  words importing a gender include any gender;

(c) where a word or phrase is defined in this agreement, other parts of speech and grammatical forms of that word or phrase have a corresponding meaning;

(d) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Agency;

(e) a reference to any thing (including, but not limited to, any right) includes a part of that thing;

(f) a reference to a part, clause, party, annexure, exhibit or schedule is a reference to a part and clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;






                       -7-
(g) a reference to any statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document;

(i) a reference to a party to a document includes that party's successors and permitted assigns;

(j) no provision of this agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

(k) a covenant or agreement on the part of two or more persons binds them jointly and severally;

(l) a reference to an agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(m) a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

(n) a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

(o)  a reference to a month is a reference to a calendar month;

(p) a reference to a body (including without limitation, an institute, association or authority), whether statutory or not:

     (1)  which ceases to exist; or

     (2)  whose powers or functions are transferred to another body,

     is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(q) a reference to "the Founding Shareholders" is a reference to Lobike, Locana, Lofiva and Logela jointly and severally; and

(r) a reference to "the Guarantors" is a reference to McIntosh, Rogan, Moon and Miller jointly and severally.




                       -8-
1.3  BUSINESS DAY

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next following Business Day.

1.4  INCONSISTENCY WITH ARTICLES

(a) If there is any inconsistency between this agreement and the articles of association of the Company, this agreement prevails.

(b) If at any time there is an inconsistency between this agreement and the articles of association of the Company, the Shareholders must amend the articles of association to conform the articles of association to this agreement.

                                  PART 2
                      COMPANY'S BUSINESS AND ARTICLES

2.1  DESCRIPTION OF BUSINESS

The business of the Company Group is:

(a) the manufacture, sale, installation and servicing of refrigeration equipment; and

(b) any other business determined by the directors under clause 6.4 or by the Shareholders.

2.2  ARTICLES

On the Commencement Date, the parties must ensure that the form of articles of association of the Company agreed by the Founding Shareholders, MBO Partners and Kysor under clause 2.1(f) of the MBO Agreement and clause 2.1(f) of the Kysor Agreement is adopted as the Company's articles of association.

                                  PART 3
                                  SHARES

3.1  OWNERSHIP OF SHARES

The Shareholders acknowledge that on and from the Commencement Date the Shares are legally and beneficially owned in accordance with the details contained in schedule 1.

3.2  FURTHER ISSUE OF SECURITIES

No further issue of Securities in the Company may take place other than in accordance with part 4.


                       -9-
3.3  RIGHTS OF SHARES

Subject to this agreement, each Share confers the same rights.

3.4  DISPOSAL OF SHARES

(a) Subject to clause 3.4(b), a Shareholder must not Dispose of any Share other than in accordance with parts 14, 15 or 16.

(b)  Despite clause 3.4(a), a Shareholder may Dispose of Shares:

     (1) to a wholly-owned Subsidiary of the Shareholder or to a partnership, corporation, trust or other entity that directly or indirectly controls, or is controlled by, or is under common control with, the Shareholder;

     (2) subject to clause 3.4(e), if the Shareholder is a Founding Shareholder, to:

          (A)  any other Founding Shareholder or Lawrence Nominees;

          (B)  Lawrence, McIntosh, Miller, Moon or Rogan;

          (C) any members of the families of the persons listed in clause 3.4(b)(2)(B); or

          (D) any trusts established for the benefit of the persons listed in clauses 3.4(b)(2)(B) or 3.4(b)(2)(C); or

     (3) if Shareholders holding no less than 80% of the Shares give prior written consent.

(c) The consent of a Shareholder referred to in clause 3.4(b)(3) may be withheld in the absolute discretion of the Shareholder.

(d) Despite any other provision of this agreement, a Shareholder may not Dispose of any Share to a Competitor.

(e) Despite any other provision of this agreement, a Founding Shareholder may not Dispose of any Share to any person during the Restricted Period.

3.5  ENCUMBRANCE OVER SHARES

(a)  No Shareholder may create an Encumbrance over a Share unless:

     (1) Shareholders holding no less than 80% of the Shares give prior written consent; and



                      -10-
     (2) the person to whom the Encumbrance is granted enters into an agreement with all Shareholders not to Dispose of the Share unless that person complies with parts 14, 15 and 16.

(b) The consent of a Shareholder referred to in clause 3.5(a) may be withheld in the absolute discretion of the Shareholder.

3.6  REFUSAL TO REGISTER

(a) The Company may refuse to register the issue or transfer of any Shares if clauses 3.4 or 3.5 has not been complied with.

(b) The Company must register any transfer of Shares arising from a Disposal of Shares pursuant to clause 3.4(b).

                                  PART 4
                       FURTHER ISSUES OF SECURITIES

4.1  NOTICE OF ISSUE

If:

(a) the Company proposes to issue any Securities other than in connection with the Listing; and

(b)  approval has been given under clause 6.5(b)(12),

the Company must give notice in writing to each Shareholder of the proposed issue specifying:

(c)  the Offered Securities;

(d) the total number of Securities the Shareholder is entitled to purchase, being the Applicable Percentage of the Offered Securities; and

(e)  the issue price of each Security.

4.2  NOTICE OF ACCEPTANCE

Within 10 Business Days of receipt of a Notice of Issue, a Shareholder which wants to purchase all or part of its entitlement to the Securities specified in the Notice of Issue must give notice in writing to the Company specifying:

(a) the percentage of the Shareholder's entitlement to the Offered Securities specified in the Notice of Issue that the Shareholder wants to purchase; and



                      -11-
(b) the number of Offered Securities in excess of those specified in paragraph (a) that the Shareholder wants to purchase.

4.3  FAILURE TO GIVE A NOTICE OF ACCEPTANCE

Failure by a Shareholder to give a Notice of Acceptance within the period specified in clause 4.2 will constitute a waiver of the Shareholder's right to participate in the purchase of the Offered Securities.

4.4  ALLOCATION OF OFFERED SECURITIES

(a) If a Shareholder declines to purchase all of its Applicable Percentage of the Offered Securities, the Company must allocate those Securities not purchased to the Shareholders which specified a desire in their Notices of Acceptance to purchase in excess of their Applicable Percentage of the Offered Securities.

(b) If the total number of excess Securities is less than the number that Shareholders want to purchase, the excess Securities must be allocated to the Shareholders pro rata based upon their Applicable Percentages.

4.5  ISSUE OF EXCESS TO THIRD PARTIES

If the Shareholders do not purchase all the Offered Securities under clause 4.4, the Company may offer the remaining Offered Securities to such third parties and on such terms as the directors may determine.

                                  PART 5
                   APPOINTMENT AND REMOVAL OF DIRECTORS

5.1  NUMBER OF DIRECTORS

The Company must have 6 directors.

5.2  APPOINTMENT OF DIRECTORS

(a) The Founding Shareholders and Lawrence Nominees are entitled to appoint and must at all times appoint a total of 3 directors, being 2 executive directors and 1 non-executive director.

(b) MBO is entitled to appoint and must at all times appoint 1 director, being a non-executive director.

(c) Kysor is entitled to appoint and must at all times appoint 1 director, being a non-executive director.

(d) One non-executive director must be appointed by majority agreement between the Founding Shareholders, MBO and Kysor.



                      -12-
(e) For the purposes of clause 5.2(d), there will be a total of 3 votes and the Founding Shareholders, MBO and Kysor will each have 1 vote.

(f) The Founding Shareholders, MBO and Kysor must ensure that at all times a director is appointed under clause 5.2(d).

(g)  Hill Young is not entitled to appoint any directors.

5.3  INITIAL NOMINEES OF THE FOUNDING SHAREHOLDERS

The Shareholders acknowledge that the 3 nominees of the Founding
Shareholders and Lawrence Nominees as initial directors under clause 5.2(a) are:

(a)  Neild Alfred McIntosh as an executive director;

(b)  Lawrence as an executive director; and

(c)  Moon as a non-executive director.

5.4  NOMINATION OF DIRECTORS

Before the Commencement Date:

(a)  MBO must nominate 1 nominee as an initial director under clause
     5.2(b);

(b)  Kysor must nominate 1 nominee as an initial directors under clause
     5.2(c); and

(c) the Shareholders must agree the nominee as initial director under clause 5.2(d) in accordance with clauses 5.2(d) and 5.2(e).

5.5  REMOVAL AND REPLACEMENT OF DIRECTORS

(a)  A Shareholder may remove and replace its nominees as directors.

(b) A director appointed by the Founding Shareholders and Lawrence Nominees under clause 5.2(a) may only be removed by a majority of the Founding Shareholders and Lawrence Nominees.

(c) A director appointed by MBO under clause 5.2(b) may only be removed by MBO.

(d) A director appointed by Kysor under clause 5.2(c) may only be removed by Kysor.

(e) A director appointed by the Founding Shareholders, MBO and Kysor under clause 5.2(d) may only be removed by majority agreement between the Founding Shareholders, MBO and Kysor.

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(f)  For the purposes of clause 5.5(e), there will be a total of 3 votes and the Founding Shareholders, MBO and Kysor will each have 1 vote.

5.6  DIRECTOR AN EMPLOYEE

If the Company terminates the employment of an employee of the Company who is also a director:

(a)  the person's appointment as a director also terminates; and

(b) the Shareholder which nominated that person may not re-appoint that person as a director.

5.7  CHAIRPERSON

(a) The chairperson of directors must be the director appointed under clause 5.2(d).

(b) The chairperson may be removed by majority agreement between the Founding Shareholders, MBO and Kysor.

(c) For the purposes of clause 5.7(b), there will be a total of 3 votes and the Founding Shareholders, MBO and Kysor will each have 1 vote.

(d) If the chairperson is absent from a meeting of directors, or is unwilling to act, the directors present at the meeting may elect one of their number to act as chairperson of the meeting.

5.8  MANAGING DIRECTOR

(a) Any managing director must be approved by the directors in accordance with clause 6.5(b)(7).

(b)  The initial managing director will be Neild McIntosh.

5.9  WRITTEN APPOINTMENTS AND REMOVALS

(a) A party making an appointment or removal under this part 5 must do so by giving written notice of the appointment or removal to the Company.

(b) On delivery of the notice the appointment or removal takes effect immediately.

5.10 ALTERNATE DIRECTORS

(a) Subject to clauses 5.10(b) to (e), a director may appoint a person to be the director's alternate director with all the powers and rights of the director and for such period as the director thinks fit.



                      -14-
(b) An alternate director may only be appointed by any director appointed under clause 5.2(a) with the prior consent of a majority of the Founding Shareholders and Lawrence Nominees.

(c) An alternate director may only be appointed by a director appointed under clause 5.2(b) with the prior consent of MBO.

(d) An alternate director may only be appointed by a director appointed under clause 5.2(c) with the prior consent of Kysor.

(e) An alternate director may only be appointed by a director appointed under clause 5.2(d) with the prior consent of a majority of the Founding Shareholders, MBO and Kysor.

(f) For the purposes of clause 5.10(e), there will be a total of 3 votes and the Founding Shareholders, MBO and Kysor will each have 1 vote.

5.11 INSURANCE

The Company must, to the extent permitted by law:

(a)  purchase and maintain insurance; or

(b)  pay or agree to pay a premium for insurance,

for each director of the Company against any liability incurred by the director as an officer of either the Company or any member of the Company Group including, but not limited to, a liability for negligence or for reasonable costs and expenses incurred in defending proceedings, whether civil or criminal and whatever their outcome.

                                  PART 6
                   MEETINGS AND RESOLUTIONS OF DIRECTORS

6.1  FREQUENCY OF MEETINGS

(a)  The directors must meet at least once every 3 months.

(b) The directors must agree the dates for meetings of directors for each calendar year before the beginning of that calendar year.

6.2  QUORUM

(a)  The quorum for a meeting of directors is 3 directors of whom:

     (1)  1 director is the director nominated by MBO under clause 5.2(b);
          and

     (2)  1 director is the director nominated by Kysor under clause
          5.2(c).

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(b)  If a quorum is not present at a meeting of directors within 30 minutes from the time of the meeting specified in the relevant notice of meeting, the meeting is adjourned to the same time and place on the next Business Day.

(c) If a quorum is not present at the adjourned meeting under clause 6.2(b), the quorum at the adjourned meeting will be 2 directors regardless of which directors are present.

(d) Subject to the other sub-clauses of this clause 6.2, the contemporaneous linking together by telephone or other method of audio or audio visual communication of a number of the directors is sufficient to constitute a quorum.

(e) A director participating in a meeting by telephone or audio or audio visual communication is to be taken to be present in person at the meeting.

6.3  VOTING ENTITLEMENTS

The voting entitlements of the directors are as follows:

(a)  each director, including the chairperson, has one vote; and

(b) in the case of an equality of votes, the chairperson has a casting vote.

6.4  BOARD RESOLUTIONS

All resolutions at meetings of the directors must be decided by a simple majority, except those decisions listed in clause 6.5(b).

6.5  MAJORITY DECISIONS

(a) The resolutions of the directors listed in clause 6.5(b) only require the affirmative vote of:

     (1) the non-executive director nominated by the Founding Shareholders and Lawrence Nominees under clause 5.2(a); and

     (2)  the director nominated by MBO under clause 5.2(b); and

     (3)  the director nominated by Kysor under clause 5.2(c),

     to be passed as resolutions of the directors and clauses 6.3 and 6.4 do not apply.

(b) The following resolutions of the directors require the affirmative vote set out in clause 6.5(a).


                      -16-
     (1) THIS AGREEMENT: any variation, amendment or modification to this agreement;

     (2) MEMORANDUM AND ARTICLES OF THE COMPANY: any alteration to the memorandum of association or the articles of association of any of the members of the Company Group;

     (3) CAPITAL EXPENDITURES: capital expenditures in any year exceeding $4,000,000 in aggregate;

     (4) FINANCIAL ACCOMMODATION AND GUARANTEES: the Company Group or any member of the Company Group in any year:

          (A) raising any financial accommodation resulting in the total indebtedness of the Company Group exceeding the total indebtedness of the Company Group at the end of the previous financial year by more than $3,000,000;

          (B) entering into or becoming liable under any guarantee or indemnity, or similar arrangement under which the Company Group or any member of the Company Group may incur liability in respect of the financial obligation of any other person such that the total amount guaranteed by the Company Group exceeds the total amount guaranteed by the Company Group at the end of the previous financial year by more than $3,000,000;

     (5) ACQUISITION: any acquisition or other business combination by the Company Group or any member of the Company Group by:

          (A) the purchase of assets in excess of $2,000,000 in the aggregate;

          (B) the purchase of equity or security convertible into equity in excess of $2,000,000 in the aggregate;

          (C)  any merger or consolidation;

     (6) CHANGE IN BUSINESS: any substantial alteration in the strategic direction of the Business or the entry into any new business;

     (7) MANAGERS: the appointment or removal of the persons who fill the following positions:

          (A)  the Managing Director - Austral Group;

          (B)  the Managing Director - Lawrence Refrigeration;

          (C)  General Manager (Manufacturing);


                      -17-
          (D)  Group Marketing Manager;

          (E)  Group Financial Controller; and

          (F)  General Manager, Austral Refrigeration;

     (8) REMUNERATION OF INDEPENDENT DIRECTOR AND MANAGERS: the remuneration of:

          (A)  the director appointed under clause 5.2(d); and

          (B)  the persons who fill the positions referred to in clause
               6.5(b)(7);

     (9) LIQUIDATOR AND WINDING UP: the appointment of a liquidator to any member of the Company Group or any proposal to wind up any member of the Company Group;

     (10) ASSETS: any sale, lease, exchange or other disposition of all or a substantial part of the assets of the Company Group or any member of the Company Group;

     (11) AUTHORISED CAPITAL: any alteration to the authorised share capital of any member of the Company Group;

     (12) ISSUES OF SECURITIES: the issue and terms of issue of any Securities in any member of the Company Group;

     (13) AUDITOR: the appointment or removal of the Auditor;

     (14) DIVIDEND POLICY: any alteration or change to the dividend policy of the Company specified in clause 9.1; and

     (15) DISPOSAL OF BUSINESS: the disposal of the Business or any substantial part of it.

6.6  ACTION BY COMPANY AGAINST A SHAREHOLDER

If certain Shareholders determine that an action should be brought by the Company against any other Shareholder for breach of any agreement between the Company and that other Shareholder:

(a) the directors other than the directors nominated by the other Shareholder have the power to cause the Company to bring that action; and

(b) the directors nominated by the other Shareholder must abstain from voting on all questions concerning that action.



                      -18-
6.7  OBSERVERS AT BOARD MEETINGS

If any Shareholder has not exercised its right to appoint under clause 5.2 at least 1 director who is in office the Shareholder may, by notice in writing to the Company, appoint an observer to attend and speak, but not vote, at meetings of the directors.

6.8  NOTICE OF MEETINGS

(a) Unless all the directors agree otherwise, they must receive at least 5 Business Days notice of a meeting.

(b) Unless all the directors agree otherwise, they cannot pass a resolution unless notice of the subject of that resolution was included in the notice of meeting.

6.9  EXPENSES

(a) All directors are entitled to be paid all travel, accommodation and other expenses properly incurred by them in connection with the affairs of the Company including, without limitation, attending and returning from meetings of the directors or of committees of directors.

(b) Any representatives of MBO or Kysor who, with the prior approval of the Board, provide assistance or services to the Company Group are entitled to be paid all travel, accommodation and other expenses properly incurred by them in connection with the affairs of the Company Group.

(c) Any reference to travel expenses in this clause 6.9 includes, without limitation, any international travelling expenses.

6.10 WRITTEN RESOLUTIONS

(a)  Subject to the satisfaction of any requirements of clause 6.5, if:

     (1) any of the directors assent to a document containing a statement to the effect that an act, matter or thing has been done or resolution has been passed; and

     (2) the directors who assent to the document would have constituted a quorum under clause 6.2 at a meeting of directors held to consider that act, matter, thing or resolution,

     then that act, matter, thing or resolution is to be taken as having been done at or passed by a meeting of the directors.

(b)  For the purposes of article 6.10(a):


                      -19-
     (1)  the meeting is to be taken as having been held:

          (A) if the directors assented to the document on the same day, on the day on which the document was assented to and at the time at which the document was last assented to by a director; or

          (B) if the directors assented to the document on different days, on the day on which, and at the time at which, the document was last assented to by a director;

     (2) 2 or more separate documents in identical terms each of which is assented to by one or more directors are to be taken as constituting one document; and

     (3) a director may signify assent to a document by signing the document or by notifying the company of the director's assent in person or by post, telex, facsimile transmission, telephone or other method of written, audio or audio visual communication.

(c) Where a director signifies assent to a document otherwise than by signing the document, the director must by way of confirmation sign the document at the next meeting of the directors attended by that director, but failure to do so does not invalidate the act, matter, thing or resolution to which the document relates.

(d) Where a document is assented to in accordance with clause 6.10(a), the document is to be taken as a minute of a meeting of directors.

6.11 DEADLOCK

If the directors fail to agree under clause 6.5(b)(8) on any annual changes to the remuneration of the director appointed under clause 5.2(d) and the persons who fill the positions referred to in clause 6.5(b)(7), the remuneration for those persons must be increased by a percentage equal to the percentage increase during the 12 month period ending on the date of the review in the All Groups Consumer Price Index for Sydney published by the Australian Bureau of Statistics.

                                  PART 7
                     IMPLEMENTATION OF BOARD DECISIONS

7.1  IMPLEMENTATION OF BOARD DECISIONS

Despite any contrary provision in this agreement or the Company's articles of association, the Shareholders must adopt and implement decisions of the Board and must not act otherwise than in accordance with a decision of the Board.



                      -20-
                                  PART 8
                         BUDGET AND BUSINESS PLAN

8.1  ANNUAL BUDGET

The Company and each Shareholder must use all reasonable endeavours to ensure that, before the end of each financial year, the directors adopt an annual budget for the following financial year.

8.2  BUSINESS PLAN

The Company and each Shareholder must use all reasonable endeavours to ensure that, before the end of each financial year, the directors adopt a business plan for the Company Group which must include, but is not limited to, information relating to the following:

(a)  business strategy;

(b)  product and service strategy;

(c)  pricing policy;

(d)  personnel policy and hiring plans;

(e)  financing requirements for working capital, investment and expansion;

(f)  profit objectives; and

(g)  a marketing plan.

                                  PART 9
                              DIVIDEND POLICY

9.1  DIVIDEND POLICY

Subject to a decision of the directors under clause 6.5(b)(14) to the contrary, the Company must distribute 50% of the consolidated net income after tax and minority interests of the Company as a dividend to the Shareholders.

                                  PART 10
                      MANAGEMENT OF THE COMPANY GROUP

10.1 MANAGING DIRECTOR'S RESPONSIBILITIES

The managing director of the Company is responsible for the day to day management of the Company, subject to clause 6.5 and to the instructions of the Board.



                      -21-
10.2 GENERAL MANAGEMENT - BOARD

(a) Subject to clause 6.5, decisions which are not part of the day to day management of the Company must be made at meetings of the directors.

(b) Any director may make a submission to the Board specifying matters which are not within the day to day management of the Company.

10.3 CONDUCT OF BUSINESS

The Company must ensure that, and each Shareholder must use its reasonable endeavours to ensure that, the Company Group:

(a) MAINTAINS PROPERTY: keeps its property in good working order and condition (reasonable fair wear and tear excepted) and makes any necessary repairs and replacements;

(b) COMPLY WITH AGREEMENTS: complies with all agreements to which it is a party;

(c)  INSURANCE:

     (1) insures and keeps insured the assets of the Company Group which are of an insurable nature against damage, destruction and any other risk the Shareholders may require, to their full replacement value and on a re-instatement basis;

     (2) takes out and keeps in force workers' compensation, public risk, business interruption and any other risk insurance to the extent and for the amounts the Shareholders may reasonably require; and

     (3) if the Shareholders do not make any requirement of the Company Group under clauses 10.3(c)(1) or (2), takes out and keeps in force insurance in amounts and against risks that a company holding assets and carrying on a business similar to that of the Company Group would prudently insure for and against;

(d) GOVERNMENT REQUIREMENTS: complies with the requirements of any Governmental Agency relating to the conduct of the Business and its assets;

(e)  CORPORATE EXISTENCE: maintains its corporate existence; and

(f) BUDGET AND BUSINESS PLAN: conducts the Business in accordance with the Budget and the current business plan adopted under clause 8.2.

10.4 MAINTENANCE OF RECORDS

The Company must ensure that, and each Shareholder must use its reasonable endeavours to ensure that, the Company Group:

                      -22-
(a) BOOKS AND RECORDS: maintains books and records in accordance with applicable law including, but not limited to, the Corporations Law and the Income Tax Assessment Act 1936 (Cth);

(b) CONSOLIDATION OF ACCOUNTS: maintains books and records which enable a Shareholder to incorporate the Company Group's financial results in its accounts so as to comply with any applicable law and generally accepted accounting practices and principles; and

(c) PROVIDE FOR TAXES: makes, to the extent it is lawfully able to do so, provision in its accounts for all taxes payable under the Income Tax Assessment Act 1936 (Cth) as they are incurred after deducting any taxation credits arising from losses and adjustments in previous years, so that no provision is required in the accounts of the Company Group for losses to be carried forward or set-off against profits in future years.

10.5 UNITED STATES FOREIGN CORRUPT PRACTICES ACT

(a) The Company must ensure that, and each Shareholder must use its reasonable endeavours to ensure that, neither:

     (1)  the Company;

     (2)  any member of the Company Group;

     (3)  any officer, director, employee or agent of the Company; nor

     (4) any officer, director, employee or agent of any member of the Company Group,

     either:

     (5) offers a gift, promises to pay or authorises the payment of money or anything of value to:

          (A)  any officer, employee or agent of any Government Agency;

          (B)  any political party;

          (C)  any officer, official or member of a political party;

          (D)  any candidate for elected office; or

          (E) any person knowing that all or a portion of such gift, money or thing of value would be given directly or indirectly to any person referred to in paragraphs (A) to (D),




                      -23-
          for the purposes of influencing any act or decision of that officer, employee, agent, political party, official, member, candidate or person in his or her official position.

(b) The Shareholders must not offer a gift, promise to pay or authorise the payment of money or anything of value to:

     (1)  any officer, employee or agent of any Government Agency;

     (2)  any political party;

     (3)  any officer, official or member of a political party;

     (4)  any candidate for elected office; or

     (5) any person knowing that all or a portion of such gift, money or thing of value would be given directly or indirectly to any person referred to in paragraphs (1) to (4).

     for the purposes of influencing any act or decision of that officer, employee, agent, political party, official, member, candidate or person in his or her official position.

(c)  Clauses 10.5(a) and 10.5(b) do not apply:

     (1) if anything of value is given to any of the persons listed in clauses 10.5(a)(5)(A) to (E) or clauses 10.5(b)(1) to (5) to facilitate, expedite or secure the performance of a routine action by a Governmental Agency including, without limitation, the granting of permits or licences or processing of papers but does not include the awarding of any new business;

     (2) if anything of value is given to any of the persons listed in clauses 10.5(a)(5)(A) to (E) or clauses 10.5(b)(1) to (5), if it is lawful in the jurisdiction in which it occurs; or

     (3) to the payment of any bona fide travel and other expense for promotional services.

(d) If there are any amendments to the United States Foreign Corrupt Practices Act, the Shareholders must negotiate in good faith to agree an amendment to this clause 10.5 to conform this clause 10.5 with the amendments to the United States Foreign Corrupt Practices Act.








                      -24-
                                  PART 11
                          PERSONNEL AND EQUIPMENT

11.1 COMPANY DECISIONS

Subject to clause 6.5 and to any decision of the Board to the contrary, the Company may arrange for the Company Group as it considers necessary for:

(a) the acquisition of goods and services (whether by lease or purchase or from a Shareholder); and

(b)  the hiring of personnel.

11.2 EQUITY INCENTIVE PLAN

The Company must adopt and implement an equity incentive plan for senior managers employed by the Company Group on the terms agreed by the Founding Shareholders, MBO Partners and Kysor under clause 2.1(d) of the MBO Agreement and clause 2.1(d) of the Kysor Agreement prior to the Commencement Date.

                                  PART 12
                         PROVISION OF INFORMATION

12.1 PERIODIC REPORTS

The Company must ensure that, and each Shareholder must use its reasonable endeavours to ensure that, the Company Group makes available for inspection by the directors and any Shareholder that has not appointed a director who is in office, all information concerning the Business and the operations of the Company Group including, but not limited to, the following reports in reasonable detail:

(a) as soon as practicable but in any event no later than 75 days after the end of each financial year, a profit and loss statement and balance sheet for the Company for that financial year audited by the Auditors;

(b) as soon as practicable but in any event no later than 75 days after the end of each financial year, a consolidated profit and loss statement and balance sheet for the Company Group for that financial year audited by the Auditors;

(c) within 21 days after the end of each month which is the last month in a Quarter and within 30 days after the end of each other month during the period from the Commencement Date to 30 June 1996:

     (1) for the Company and each of its wholly owned Subsidiaries other than Lawrence Refrigeration Pty Limited and QAL National Refrigeration Pty Limited:

                      -25-
          (A)  an unaudited consolidated income statement for that month;

          (B) an unaudited consolidated income statement for the current financial year to date;

          (C) an unaudited consolidated balance sheet as at the end of that month; and

          (D)  a brief narrative explanation of the results for that month;
               and

     (2) for the Company's partially owned Subsidiaries and Lawrence Refrigeration Pty Limited and QAL National Refrigeration Pty
          Limited:

          (A) summary financial information including sales, estimated EBIT and estimated net income for that month; and

          (B) summary financial information including sales, estimated EBIT and estimated net income for the current financial year to date,

     each prepared in accordance with generally accepted accounting principles consistently applied;

(d) within 21 days after the end of each month which is the last month in a Quarter and within 30 days after the end of each other month during the period from 1 July 1996 to 30 June 1997, monthly consolidated management accounts for the Company and its wholly owned and partially owned Subsidiaries including the following:

     (1) an unaudited income statement for that month with a comparison to the Budget for that month;

     (2) an unaudited income statement for the current financial year to date with a comparison to the Budget for that period;

     (3)  an unaudited balance sheet as at the end of that month;

     (4) if the month is the last month of a Quarter, an unaudited cash flow statement; and

     (5)  a brief narrative explanation of the results for that month,

     each prepared in accordance with generally accepted accounting principles consistently applied;

(e) within 21 days after the end of each month which is the last month in a Quarter and within 30 days after the end of each other month commencing with the month of July 1997, monthly consolidated

                      -26-
     management accounts for the Company and its wholly owned and partially owned Subsidiaries including the following:

     (1) an unaudited income statement for that month with a comparison to:

          (A)  the same month in the prior financial year; and

          (B)  the Budget for that month;

     (2) an unaudited income statement for the current financial year to date with a comparison to:

          (A)  the same year to date period in the prior financial year;
               and

          (B)  the Budget for that period;

     (3)  an unaudited balance sheet as at the end of that month;

     (4) if the month is the last month of a Quarter, an unaudited cash flow statement; and

     (5)  a brief narrative explanation of the results for that month,

     each prepared in accordance with generally accepted accounting principles consistently applied; and

(f) any information requested by a director to enable the Company or any Shareholder (at its cost) to satisfy any local or overseas reporting requirement to any Governmental Agency or regulatory body which has jurisdiction over the Company or Shareholder.

12.2 AUDIT

The Company must ensure that the accounts of each member of the Company Group are audited annually by the Auditor as soon as practicable but in any event no later than 75 days after the end of the financial year of the relevant member.

12.3 ACCESS TO INFORMATION

At all reasonable times and as often as is reasonable, the Company must procure the Company Group upon reasonable notice to permit any director, Shareholder or Shareholder's representative to:

(a)  inspect any property of the Company Group;

(b) inspect and take copies of any document relating to the Business, including its accounts; and

                      -27-
(c) discuss the Company Group's affairs, finances and accounts with the Company Group's officers and Auditor.

                                  PART 13
                       CONFIDENTIALITY AND PUBLICITY

13.1 CONFIDENTIALITY

Subject to clause 13.2, no party may:

(a)  disclose any Confidential Information;

(b) use any Confidential Information in any manner which may cause or be calculated to cause loss to the Company or the other Shareholders; or

(c) make any public announcement or issue any press release regarding this agreement or the transactions contemplated by it,

and each party must use its best endeavours to ensure that none of its auditors, officers, employees or agents:

(d)  disclose any Confidential Information;

(e) use any Confidential Information in any manner which may cause or be calculated to cause loss to the Company or the other Shareholders; or

(f) make any public announcement or issue any press release regarding this agreement or the transaction contemplated by it.

13.2 PERMITTED DISCLOSURE

A party may disclose, and may permit its auditor, officers, employees and agents to disclose, any Confidential Information:

(a)  with the prior written consent of all the other parties;

(b) if it is required to do so by law or any agreement binding on the party or by any recognised stock exchange on which its or its Holding Company's shares are listed;

(c) if the Confidential Information has come within the public domain, other than by a breach of this part 13 by any party;

(d) subject to clause 13.3, to the party's banker or professional advisers;

(e)  subject to clause 13.3, to a prospective purchaser of any Shares; and

(f)  if it is required to do so by a Governmental Agency,


                      -28-
but in the case of public announcements and press releases only, to the extent possible, it must consult with the other parties before making the disclosure and use reasonable endeavours to agree on the form and content of the disclosure.

13.3 DISCLOSURE TO PROSPECTIVE PURCHASER

Any party that makes or permits a disclosure of Confidential Information under clauses 13.2(e) must ensure that the prospective purchaser first enters into a deed or an agreement with the parties whereby it agrees to comply with provisions similar to those contained in this part 13, amended as required.

13.4 DISCLOSURE BY DIRECTOR

A director may disclose Confidential Information to the Shareholder or Shareholders that appointed the director.

                                  PART 14
                              NOTICE OF SALE

14.1 NOTICE OF SALE

A Shareholder which wants to Dispose of any Shares other than under clause
3.4 must serve a Notice of Sale on each Shareholder specifying:

(a) the number of Sale Shares and the sale price per share in Australian dollars;

(b) if an offer has been made to the Seller Shareholder by a Third Party, the name of the Third Party;

(c)  any other terms of the proposed Disposal; and

(d)  a statement to the effect that each Shareholder has an option either:

     (1) to purchase the Sale Shares on the terms set out in the Notice of Sale if the Shareholder complies with clause 15.1; or

     (2) if an offer has been made to the Seller Shareholder by a Third Party and no Shareholder exercises the option set out in clause 14.1(d)(1), to require the Seller Shareholder to procure the Third Party to purchase the Sale Percentage of the Shareholder's Shares if the Shareholder complies with part 16.

14.2 THIRD PARTY

A Third Party must not be a Competitor.



                      -29-
                                  PART 15
                          RIGHT OF FIRST REFUSAL

15.1 EXERCISE OF SHAREHOLDER'S OPTION TO PURCHASE SALE SHARES

(a) Each Shareholder may exercise its option referred to in clause 14.1(d)(1) to purchase the Sale Shares by giving notice to the Company and the Seller Shareholder of the number of Sale Shares it wishes to buy within 10 Business Days after the date of service of the Notice of Sale.

(b) If a Shareholder exercises its option to purchase Sale Shares then the Seller Shareholder must sell to that Shareholder the number of Sale Shares allocated to that Shareholder under clause 15.2 and the Shareholder must purchase them on the terms set out in the Notice of Sale.

15.2 ALLOCATION OF SALE SHARES

(a) If the Seller Shareholder receives offers for equal to or less than the number of Sale Shares the Seller Shareholder must sell to each Offeree Shareholder the number of Sale Shares that Offeree Shareholder has offered to buy.

(b) If the Seller Shareholder receives offers to acquire more Shares than the number of Sale Shares, then subject to clause 15.2(d) the number of Sale Shares each Offeree Shareholder is entitled to acquire is:

     ONS x SS = N
     TNS

     where:

     "ONS" means the number of Shares held by the Offeree Shareholder immediately before the service of the Notice of Sale;

     "TNS" means the number of Shares held by all Offeree Shareholders immediately before the service of the Notice of Sale;

     "SS" means the number of Sale Shares; and

     "N" means the number of Shares that each Offeree Shareholder is entitled to acquire.

(c) Any remaining Sale Shares that have not been allocated after the application of clause 15.2(b) because an individual Offeree
     Shareholder does not wish to buy the full number of Shares allocated to that Offeree Shareholder under clause 15.2(b), are allocated, subject to clause 15.2(d) as follows:


                      -30-
     ONS x RSS = N
     TNS

     where:

     "ONS" means the number of Shares held by the Offeree Shareholder immediately before the service of the Notice of Sale;

     "TNS" means the number of Shares held immediately before the service of the Notice of Sale by all Offeree Shareholders which have been allocated less than the number of Sale Shares indicated in the Offeree Shareholder's notice;

     "RSS" means the remaining number of Sale Shares which have not been already allocated to Offeree Shareholders after the application of the formula set out in clause 15.2(b); and

     "N" means the number of Shares that each Offeree Shareholder is entitled to acquire.

(d) If the number of Sale Shares to be acquired by an Offeree Shareholder calculated by applying the formula is more than the number of Sale Shares that Offeree Shareholder has offered to buy then that Offeree Shareholder will acquire only the number of Sale Shares that it has offered to buy.

(e) The Company must apply the formulae in clauses 15.2(b) and 15.2(c) to determine the entitlement of each Offeree Shareholder.

(f) The Company must repeat the application of the formula in clause 15.2(c) until all Sale Shares are allocated.

(g) If a fraction results from the application of the formulae in clauses 15.2(b) or 15.2(c) the fraction will be rounded up or down as determined by the Company.

(h) The Company must notify in writing the Seller Shareholder and each Offeree of the number of Sale Shares to which each Offeree is entitled.

(i)  Within 20 Business Days after the date of service of the Notice of
     Sale:

     (1)  the Seller Shareholder must give:

          (A) each Offeree Shareholder a transfer of the relevant number of Sale Shares executed by the Seller Shareholder; and

          (B)  the Company the share certificates for the Sale Shares; and


                      -31-
     (2) in exchange for the transfer referred to in clause 15.2(i)(1)(A), the Offeree Shareholder must pay to the Seller Shareholder the purchase price for the relevant Sale Shares.

15.3 SALE SHARES NOT PURCHASED BY SHAREHOLDERS

(a) The Seller Shareholder may sell any Sale Shares not purchased by the other Shareholders to the Third Party or any other third party.

(b)  The Seller Shareholder must not sell the Sale Shares:

     (1) for a purchase price less than the price specified in the Notice of Sale; or

     (2) on terms more beneficial to the buyer than those set out in the Notice of Sale.

(c) The Seller Shareholder must give a copy of any agreement with the buyer named in the Notice of Sale relating to the Sale Shares to each Shareholder within 3 days after execution of the agreement.

15.4 NOTICE OF NON-EXERCISE

If all the Shareholders fail to exercise the option referred to in clause 14.1(d)(1) within the period specified in clause 15.1, the Company must give notice to the Shareholders of that failure to exercise.

                                  PART 16
                             TAG ALONG RIGHTS

16.1 EXERCISE OF SHAREHOLDER'S OPTION TO PURCHASE SALE SHARES

(a) Subject to clause 16.1(b), each Shareholder may exercise its option referred to in clause 14.1(d)(2) to require the Seller Shareholder to procure the Third Party to purchase the Sale Percentage of the Shareholder's Shares by giving notice to the Company and the Seller Shareholder of exercise within 10 Business Days after the date of service of the Notice of Non-Exercise.

(b) The option referred to in clause 14.1(d)(2) is only exercisable by a Shareholder upon receipt of a Notice of Non-Exercise.

16.2 OBLIGATION OF THE SELLER SHAREHOLDER

(a) If an Exercising Shareholder gives a Notice of Exercise, the Seller Shareholder must use its best endeavours to procure the Third Party to purchase the Sale Percentage of the Exercising Shareholder's Shares at the Sale Share Price for each Share.



                      -32-
(b) If the Third Party refuses to purchase the Shares of the Exercising Shareholder, then the Seller Shareholder must not sell the Sale Shares to the Third Party.

16.3 FAILURE TO TRANSFER SHARES

If for any reason the Exercising Shareholder does not transfer its Shares to the Third Party, then:

(a) the Notice of Exercise is deemed to be withdrawn by the Exercising Shareholder; and

(b) each party is in the position it would have been in if the Notice of Exercise was never issued.

16.4 COMPLETION OF SALE TO THIRD PARTY

(a) The Exercising Shareholder must complete any sale to the Third Party at the time and in the manner agreed with the Third Party.

(b) The Seller Shareholder must ensure that the Third Party gives to the Exercising Shareholder the full details of the settlement requirements in writing.

(c) If there is more than one Exercising Shareholder, completion of the sale of the Shares by each Exercising Shareholder to the Third Party must occur at the same time as each other and at the same time as that of the Seller Shareholder.

16.5 MAJORITY PURCHASER

(a) Despite any other provision of this agreement, if as a result of a proposed Disposal of any Shares to a person:

     (1)  that person;

     (2)  a Related Corporation of that person; or

     (3)  a person associated with that person,

     would acquire or take that person to a majority interest in the Company, each Shareholder grants an irrevocable option to each other Shareholder to permit each Shareholder which holds a minority interest in the Company to require the Shareholder which proposes to Dispose of any Shares to the Majority Purchaser to procure the Majority Purchaser to purchase all the Shares of the Minority Shareholder.

(b) The Disposing Shareholder must give notice to each Shareholder of any proposed Disposal of Shares to the Majority Purchaser.


                      -33-
(c) The Minority Shareholder may exercise the option referred to in clause 16.5(a) by giving a notice of exercise to the Company and the Disposing Shareholder within 10 Business Days of receipt of the notice under clause 16.5(b).

(d) If a Minority Shareholder gives a notice of exercise under clause 16.5(c), the Disposing Shareholder must use its best endeavours to procure the Majority Purchaser to purchase all the Shares of the Minority Shareholder at a price per share equal to the highest price per share paid at any time by the Majority Purchaser, any Related Corporation of the Majority Purchaser or any person associated with the Majority Purchaser for any Shares.

(e) If the Majority Purchaser refuses to purchase all the Shares of the Minority Shareholder, then the Disposing Shareholder must not Dispose of any Shares to the Majority Purchaser.

(f) If for any reason the Minority Shareholder does not transfer its Shares to the Majority Purchaser, then:

     (1) the notice of exercise referred to in clause 16.5(c) is deemed to be withdrawn by the Minority Shareholder; and

     (2) each party is in the position it would have been in if the notice of exercise was never issued.

(g) The Minority Shareholder must complete any sale to the Majority Purchaser at the time and in the manner agreed with the Majority Purchaser.

(h) The Disposing Shareholder must ensure that the Majority Purchaser gives to the Minority Shareholder the full details of the settlement requirements in writing.

(i) If there is more than one Minority Shareholder which exercises the option under clause 16.5(a), completion of the sale of the Shares by each Minority Shareholder to the Majority Purchaser must occur at the same time as each other and at the same time as that of the Disposing Shareholder.

                                  PART 17
                             NEW SHAREHOLDERS

17.1 DISPOSAL OF SHARES

A Shareholder which Disposes of Shares to anyone other than another Shareholder must ensure that the transferee, before registration of the transfer of the Shares, enters into an agreement with the other parties agreeing to be bound by this agreement as if named as a party and a Shareholder, amended as reasonably required by the other Shareholders.

                      -34-
17.2 ISSUE OF SECURITIES

If the Company issues any Securities to anyone other than another Shareholder it must, before issue, ensure that the person to whom the Securities are issued enters into an agreement with the other parties agreeing to be bound by this agreement as if named as a party and a Shareholder, amended as reasonably required by the Shareholders.

17.3 EQUITY INCENTIVE PLAN

Clauses 17.1 and 17.2 apply to any Disposals of Shares or issues of Securities under the equity incentive plan referred to in clause 11.2.

17.4 FOUNDING SHAREHOLDERS

A Shareholder which Disposes of Shares under clause 3.4(b) to anyone other than a Shareholder must ensure that the transferee, before registration of the transfer of the Shares, enters into an agreement with the other parties agreeing to be bound by this agreement as if named as a party and a Shareholder, amended as reasonably required by the other Shareholders.

                                  PART 18
                             POWER OF ATTORNEY

18.1 PURPOSE OF POWER OF ATTORNEY

The appointments of attorneys in clause 18.2 are for the purposes only of any of the transactions contemplated by parts 15 and 16 and take effect from the Commencement Date.

18.2 POWER OF ATTORNEY

In consideration of, among other things, the mutual promises contained in parts 15 and 16:

(a) each Shareholder irrevocably appoints the other Shareholders severally as its attorney to complete and execute (under hand or under seal) such instruments for and on its behalf as the attorney thinks necessary or desirable to give effect to any of the transactions contemplated by parts 15 and 16;

(b) each appointor agrees to ratify and confirm whatever the attorney lawfully does, or causes to be done, under the appointment;

(c) each appointor agrees to indemnify the attorney against all claims, demands, costs, charges, expenses, outgoings, losses and liabilities arising in any way in connection with the lawful exercise of all or any of the attorney's powers and authorities under that appointment; and


                      -35-
(d) each appointor agrees to deliver to the Company on demand any power of attorney, instrument of transfer or other instruments as the Company may require for the purposes of any of the transactions contemplated by parts 15 and 16.

                                  PART 19
                                COMPETITION

19.1 UNDERTAKINGS

(a) For the purposes of clause 19.1(b) the expression "competitive with the Business" includes (but is not limited to) competition in a small part of the Business or mere competition in peripheral products or lines of business.

(b) A Shareholder must not do, and must ensure that none of its Related Corporations does, any of the following without first obtaining the written consent of each other Shareholder:

     (1) directly or indirectly carry on (whether alone or in partnership or joint venture with anyone else) or otherwise be concerned with or interested in (whether as trustee, principal, agent, shareholder, unit holder or in any other capacity) any business similar to or competitive with the Business in Australia for 3 years after the later of the Commencement Date or the party ceasing to be a Shareholder;

     (2) solicit or persuade any person or corporation which is a customer or client of the Company Group, to cease doing business with the Company Group or reduce the amount of business which the customer or client would normally do with the Company Group for 3 years after the later of the Commencement Date or the party ceasing to be a Shareholder;

     (3) accept from a customer or client referred to in clause 19.1(b)(2) any business of the kind ordinarily forming part of the Business for 3 years after the later of the Commencement Date or the party ceasing to be a Shareholder; or

     (4) at any time induce or attempt to induce any person who is at the time of Completion or who later becomes an employee of the Company Group to terminate his or her employment with the Company Group.

19.2 SEPARATE UNDERTAKINGS

If any part of an undertaking in clause 19.1 is unenforceable, it may be severed without affecting the remaining enforceability of that or the other undertakings.


                      -36-
19.3 VALUE OF THE SHARES AND THE BUSINESS

Each Shareholder agrees that:

(a) any failure to comply with clause 19.1 would diminish the value of the Shares and the Business; and

(b) the restrictive undertakings in clause 19.1(b) are reasonable and necessary for the protection of the Shares and the Business and must be given full effect.

19.4 LEGAL ADVICE

Each Shareholder acknowledges that in relation to this agreement and in particular this part 19 it has received legal advice or has had the opportunity of obtaining legal advice.

19.5 INJUNCTION

Each Shareholder acknowledges that monetary damages alone would not be adequate compensation to the Company and each other Shareholder for a breach of clause 19.1 and that the Company is entitled to seek an injunction from a court of competent jurisdiction if:

(a) a Shareholder fails to comply or threatens to fail to comply with clause 19.1; or

(b) the Company has reason to believe a Shareholder will not comply with clause 19.1.

                                  PART 20
                              PUBLIC LISTING

20.1 ASX APPROVAL FOR LISTING

The Shareholders must use their best endeavours to procure by no later than 5 years or such longer period as the Shareholders may agree from the Commencement Date:

(a) a formal statement from the ASX of the terms and conditions upon and subject to the satisfaction of which the ASX will approve:

     (1)  the admission of the Company to the official list of the ASX; and

     (2) the listing of the Shares for official quotation on the main board of the ASX; or

(b) an equivalent statement from any other recognised stock exchange agreed by the Shareholders.


                      -37-
20.2 APPLICATION FOR ASX LISTING

If the Company receives a formal statement from the ASX under clause 20.1(a) or an equivalent statement from any other agreed recognised stock exchange under clause 20.1(b), the Shareholders must do all acts, matters and things within their power that may be necessary to satisfy the reasonable terms and conditions for admission and listing prescribed by the formal statement.

20.3 FAILURE TO LIST

If the Shareholders fail to obtain a formal statement from the ASX under clause 20.1(a) or an equivalent statement from any other agreed recognised stock exchange under clause 20.1(b) within 5 years from the Commencement Date, the Shareholders must negotiate in good faith to determine, agree and implement alternative mechanisms for the realisation of their investment in the Company including, without limitation, a trade sale or a leveraged recapitalisation.

20.4 TERMINATION OF THIS AGREEMENT

This agreement will automatically terminate upon the Company being notified by the ASX or the agreed recognised stock exchange of the Listing.

                                  PART 21
                      LOBIKE GUARANTEE AND INDEMNITY

21.1 GUARANTEE

McIntosh unconditionally and irrevocably guarantees to MBO and Kysor the performance of the obligations under this agreement of Lobike and any of its permitted assigns under clause 3.4(b).

21.2 PERFORMANCE

If Lobike fails to perform its obligations under this agreement when they are due, McIntosh must immediately on demand from MBO or Kysor cause Lobike to perform its obligations under this agreement.

21.3 INDEMNITY

(a) McIntosh indemnifies MBO against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by MBO in relation to:

     (1) the failure of Lobike to perform its obligations under this agreement; or

     (2) the failure of McIntosh to cause Lobike to perform its obligations under this agreement.

                      -38-
(b) McIntosh indemnifies Kysor against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by Kysor in relation to:

     (1) the failure of Lobike to perform its obligations under this agreement; or

     (2) the failure of McIntosh to cause Lobike to perform its obligations under this agreement.

21.4 EXTENT OF GUARANTEE AND INDEMNITY

(a)  This part 21 applies:

     (1) to the present and future obligations of Lobike under this agreement; and

     (2) to this agreement, as amended, supplemented, renewed or replaced with the approval of McIntosh.

(b) The obligations of McIntosh under this part 21 extend to any change in the obligations of Lobike as a result of any amendment, supplement, renewal or replacement of any agreement to which McIntosh has agreed.

(c) This part 21 is not affected nor are the obligations of McIntosh under this agreement released or discharged or otherwise affected by anything which but for this provision might have that effect.

(d)  This clause 21.4 applies:

     (1) regardless of whether McIntosh is aware of or has consented to or are given notice of any amendment, supplement, renewal or replacement of any agreement or the occurrence of any other thing; and

     (2)  irrespective of any rule of law or equity to the contrary.

21.5 AVOIDANCE OF PAYMENTS

(a) If any payment, conveyance, transfer or other transaction relating to or affecting any obligation of Lobike under this agreement is:

     (1)  void, voidable or unenforceable in whole or in part; or

     (2) is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

     the liability of McIntosh under this part 21 and any Power is the same as if:


                      -39-
     (3) that payment, transaction, conveyance or transfer (or the void, voidable or unenforceable part of it); and

     (4) any release, settlement or discharge made in reliance on any thing referred to in clause 21.5(a)(3),

     had not been made and McIntosh must immediately take all action and sign all documents necessary or required by MBO or Kysor to restore to MBO and Kysor this part 21 immediately before the payment, conveyance, transfer or transaction.

(b) Clause 21.5(a) applies whether or not Lobike knew, or ought to have known of, anything referred to in that clause.

21.6 PRINCIPAL AND INDEPENDENT OBLIGATION

(a) This part 21 is a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation.

(b)  This part 21 is enforceable against McIntosh:

     (1)  without first having recourse to any collateral securities; and

     (2)  whether or not MBO or Kysor has:

          (A)  made demand upon Lobike; or

          (B) given notice to Lobike or any other person in respect of any thing; or

          (C)  taken any other steps against Lobike or any other person.

21.7 NO COMPETITION

(a) Subject to clause 21.7(b), until the obligations of Lobike under this agreement have been fully performed and until this part 21 has been finally discharged, McIntosh must not, either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of Lobike.

(b) If required by MBO or Kysor, McIntosh must prove in any liquidation of Lobike for all amounts owed to McIntosh.

(c) All amounts recovered by McIntosh from any liquidation from Lobike must be received and held in trust by McIntosh for MBO and Kysor to the extent of the unsatisfied liability of McIntosh under this part 21.




                      -40-
21.8 CONTINUING GUARANTEE AND INDEMNITY

This part 21 is a continuing obligation of McIntosh, despite:

(a)  any settlement of account; or

(b)  the occurrence of any other thing,

and remains in full force and effect until:

(c)  the obligations of Lobike under this agreement have been performed;
     and

(d)  this part 21 has been finally discharged by MBO and Kysor.

                                  PART 22
                      LOCANA GUARANTEE AND INDEMNITY

22.1 GUARANTEE

Rogan unconditionally and irrevocably guarantees to MBO and Kysor the performance of the obligations under this agreement of Locana and any of its permitted assigns under clause 3.4(b).

22.2 PERFORMANCE

If Locana fails to perform its obligations under this agreement when they are due, Rogan must immediately on demand from MBO or Kysor cause Locana to perform its obligations under this agreement.

22.3 INDEMNITY

(a) Rogan indemnifies MBO against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by MBO in relation to:

     (1) the failure of Locana to perform its obligations under this agreement; or

     (2) the failure of Rogan to cause Locana to perform its obligations under this agreement.

(b) Rogan indemnifies Kysor against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by Kysor in relation to:

     (1) the failure of Locana to perform its obligations under this agreement; or



                      -41-
     (2) the failure of Rogan to cause Locana to perform its obligations under this agreement.

22.4 EXTENT OF GUARANTEE AND INDEMNITY

(a)  This part 22 applies:

     (1) to the present and future obligations of Locana under this agreement; and

     (2) to this agreement, as amended, supplemented, renewed or replaced with the approval of Rogan.

(b) The obligations of Rogan under this part 22 extend to any change in the obligations of Locana as a result of any amendment, supplement, renewal or replacement of any agreement to which Rogan has agreed.

(c) This part 22 is not affected nor are the obligations of Rogan under this agreement released or discharged or otherwise affected by anything which but for this provision might have that effect.

(d)  This clause 22.4 applies:

     (1) regardless of whether Rogan is aware of or has consented to or are given notice of any amendment, supplement, renewal or replacement of any agreement or the occurrence of any other thing; and

     (2)  irrespective of any rule of law or equity to the contrary.

22.5 AVOIDANCE OF PAYMENTS

(a) If any payment, conveyance, transfer or other transaction relating to or affecting any obligation of Locana under this agreement is:

     (1)  void, voidable or unenforceable in whole or in part; or

     (2) is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

     the liability of Rogan under this part 22 and any Power is the same as if:

     (3) that payment, transaction, conveyance or transfer (or the void, voidable or unenforceable part of it); and

     (4) any release, settlement or discharge made in reliance on any thing referred to in clause 22.5(a)(3),



                      -42-
     had not been made and Rogan must immediately take all action and sign all documents necessary or required by MBO or Kysor to restore to MBO and Kysor this part 22 immediately before the payment, conveyance, transfer or transaction.

(b) Clause 22.5(a) applies whether or not Locana knew, or ought to have known of, anything referred to in that clause.

22.6 PRINCIPAL AND INDEPENDENT OBLIGATION

(a) This part 22 is a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation.

(b)  This part 22 is enforceable against Rogan:

     (1)  without first having recourse to any collateral securities; and

     (2)  whether or not MBO or Kysor has:

          (A)  made demand upon Locana; or

          (B) given notice to Locana or any other person in respect of any thing; or

          (C)  taken any other steps against Locana or any other person.

22.7 NO COMPETITION

(a) Subject to clause 22.7(b), until the obligations of Locana under this agreement have been fully performed and until this part 22 has been finally discharged, Rogan must not, either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of Locana.

(b) If required by MBO or Kysor, Rogan must prove in any liquidation of Locana for all amounts owed to Rogan.

(c) All amounts recovered by Rogan from any liquidation from Locana must be received and held in trust by Rogan for MBO and Kysor to the extent of the unsatisfied liability of Rogan under this part 22.

22.8 CONTINUING GUARANTEE AND INDEMNITY

This part 22 is a continuing obligation of Rogan, despite:

(a)  any settlement of account; or

(b)  the occurrence of any other thing,

and remains in full force and effect until:

                      -43-
(c)  the obligations of Locana under this agreement have been performed;
     and

(d)  this part 22 has been finally discharged by MBO and Kysor.

                                  PART 23
                      LOFIVA GUARANTEE AND INDEMNITY

23.1 GUARANTEE

Moon unconditionally and irrevocably guarantees to MBO and Kysor the performance of the obligations under this agreement of Lofiva and any of its permitted assigns under clause 3.4(b).

23.2 PERFORMANCE

If Lofiva fails to perform its obligations under this agreement when they are due, Moon must immediately on demand from MBO or Kysor cause Lofiva to perform its obligations under this agreement.

23.3 INDEMNITY

(a) Moon indemnifies MBO against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by MBO in relation to:

     (1) the failure of Lofiva to perform its obligations under this agreement; or

     (2) the failure of Moon to cause Lofiva to perform its obligations under this agreement.

(b) Moon indemnifies Kysor against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by Kysor in relation to:

     (1) the failure of Lofiva to perform its obligations under this agreement; or

     (2) the failure of Moon to cause Lofiva to perform its obligations under this agreement.

23.4 EXTENT OF GUARANTEE AND INDEMNITY

(a)  This part 23 applies:

     (1) to the present and future obligations of Lofiva under this agreement; and



                      -44-
     (2) to this agreement, as amended, supplemented, renewed or replaced with the approval of Moon.

(b) The obligations of Moon under this part 23 extend to any change in the obligations of Lofiva as a result of any amendment, supplement, renewal or replacement of any agreement to which Moon has agreed.

(c) This part 23 is not affected nor are the obligations of Moon under this agreement released or discharged or otherwise affected by anything which but for this provision might have that effect.

(d)  This clause 23.4 applies:

     (1) regardless of whether Moon is aware of or has consented to or are given notice of any amendment, supplement, renewal or replacement of any agreement or the occurrence of any other thing; and

     (2)  irrespective of any rule of law or equity to the contrary.

23.5 AVOIDANCE OF PAYMENTS

(a) If any payment, conveyance, transfer or other transaction relating to or affecting any obligation of Lofiva under this agreement is:

     (1)  void, voidable or unenforceable in whole or in part; or

     (2) is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

     the liability of Moon under this part 23 and any Power is the same as if:

     (3) that payment, transaction, conveyance or transfer (or the void, voidable or unenforceable part of it); and

     (4) any release, settlement or discharge made in reliance on any thing referred to in clause 23.5(a)(3),

     had not been made and Moon must immediately take all action and sign all documents necessary or required by MBO or Kysor to restore to MBO and Kysor this part 23 immediately before the payment, conveyance, transfer or transaction.

(b) Clause 23.5(a) applies whether or not Lofiva knew, or ought to have known of, anything referred to in that clause.

23.6 PRINCIPAL AND INDEPENDENT OBLIGATION

(a) This part 23 is a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation.

                      -45-
(b)  This part 23 is enforceable against Moon:

     (1)  without first having recourse to any collateral securities; and

     (2)  whether or not MBO or Kysor has:

          (A)  made demand upon Lofiva; or

          (B) given notice to Lofiva or any other person in respect of any thing; or

          (C)  taken any other steps against Lofiva or any other person.

23.7 NO COMPETITION

(a) Subject to clause 23.7(b), until the obligations of Lofiva under this agreement have been fully performed and until this part 23 has been finally discharged, Moon must not, either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of Lofiva.

(b) If required by MBO or Kysor, Moon must prove in any liquidation of Lofiva for all amounts owed to Moon.

(c) All amounts recovered by Moon from any liquidation from Lofiva must be received and held in trust by Moon for MBO and Kysor to the extent of the unsatisfied liability of Moon under this part 23.

23.8 CONTINUING GUARANTEE AND INDEMNITY

This part 23 is a continuing obligation of Moon, despite:

(a)  any settlement of account; or

(b)  the occurrence of any other thing,

and remains in full force and effect until:

(c)  the obligations of Lofiva under this agreement have been performed;
     and

(d)  this part 23 has been finally discharged by MBO and Kysor.









                      -46-
                                  PART 24
                      LOGELA GUARANTEE AND INDEMNITY

24.1 GUARANTEE

Miller unconditionally and irrevocably guarantees to MBO and Kysor the performance of the obligations under this agreement of Logela and any of its permitted assigns under clause 3.4(b).

24.2 PERFORMANCE

If Logela fails to perform its obligations under this agreement when they are due, Miller must immediately on demand from MBO or Kysor cause Logela to perform its obligations under this agreement.

24.3 INDEMNITY

(a) Miller indemnifies MBO against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by MBO in relation to:

     (1) the failure of Logela to perform its obligations under this agreement; or

     (2) the failure of Miller to cause Logela to perform its obligations under this agreement.

(b) Miller indemnifies Kysor against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by Kysor in relation to:

     (1) the failure of Logela to perform its obligations under this agreement; or

     (2) the failure of Miller to cause Logela to perform its obligations under this agreement.

24.4 EXTENT OF GUARANTEE AND INDEMNITY

(a)  This part 24 applies:

     (1) to the present and future obligations of Logela under this agreement; and

     (2) to this agreement, as amended, supplemented, renewed or replaced with the approval of Miller.

(b) The obligations of Miller under this part 24 extend to any change in the obligations of Logela as a result of any amendment, supplement, renewal or replacement of any agreement to which Miller has agreed.

                      -47-
(c) This part 24 is not affected nor are the obligations of Miller under this agreement released or discharged or otherwise affected by anything which but for this provision might have that effect.

(d)  This clause 24.4 applies:

     (1) regardless of whether Miller is aware of or has consented to or are given notice of any amendment, supplement, renewal or replacement of any agreement or the occurrence of any other thing; and

     (2)  irrespective of any rule of law or equity to the contrary.

24.5 AVOIDANCE OF PAYMENTS

(a) If any payment, conveyance, transfer or other transaction relating to or affecting any obligation of Logela under this agreement is:

     (1)  void, voidable or unenforceable in whole or in part; or

     (2) is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

     the liability of Miller under this part 24 and any Power is the same as if:

     (3) that payment, transaction, conveyance or transfer (or the void, voidable or unenforceable part of it); and

     (4) any release, settlement or discharge made in reliance on any thing referred to in clause 24.5(a)(3),

     had not been made and Miller must immediately take all action and sign all documents necessary or required by MBO or Kysor to restore to MBO and Kysor this part 24 immediately before the payment, conveyance, transfer or transaction.

(b) Clause 24.5(a) applies whether or not Logela knew, or ought to have known of, anything referred to in that clause.

24.6 PRINCIPAL AND INDEPENDENT OBLIGATION

(a) This part 24 is a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation.

(b)  This part 24 is enforceable against Miller:

     (1)  without first having recourse to any collateral securities; and

     (2)  whether or not MBO or Kysor has:

                      -48-
          (A)  made demand upon Logela; or

          (B) given notice to Logela or any other person in respect of any thing; or

          (C)  taken any other steps against Logela or any other person.

24.7 NO COMPETITION

(a) Subject to clause 24.7(b), until the obligations of Logela under this agreement have been fully performed and until this part 24 has been finally discharged, Miller must not, either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of Logela.

(b) If required by MBO or Kysor, Miller must prove in any liquidation of Logela for all amounts owed to Miller.

(c) All amounts recovered by Miller from any liquidation from Logela must be received and held in trust by Miller for MBO and Kysor to the extent of the unsatisfied liability of Miller under this part 24.

24.8 CONTINUING GUARANTEE AND INDEMNITY

This part 24 is a continuing obligation of Miller, despite:

(a)  any settlement of account; or

(b)  the occurrence of any other thing,

and remains in full force and effect until:

(c)  the obligations of Logela under this agreement have been performed;
     and

(d)  this part 24 has been finally discharged by MBO and Kysor.

                                  PART 25
                 LAWRENCE NOMINEES GUARANTEE AND INDEMNITY

25.1 GUARANTEE

Lawrence unconditionally and irrevocably guarantees to MBO and Kysor the performance of the obligations under this agreement of Lawrence Nominees and any of its permitted assigns under clause 3.4(b).






                      -49-
25.2 PERFORMANCE

If Lawrence Nominees fails to perform its obligations under this agreement when they are due, Lawrence must immediately on demand from MBO or Kysor cause Lawrence Nominees to perform its obligations under this agreement.

25.3 INDEMNITY

(a) Lawrence indemnifies MBO against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by MBO in relation to:

     (1) the failure of Lawrence Nominees to perform its obligations under this agreement; or

     (2) the failure of Lawrence to cause Lawrence Nominees to perform its obligations under this agreement.

(b) Lawrence indemnifies Kysor against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by Kysor in relation to:

     (1) the failure of Lawrence Nominees to perform its obligations under this agreement; or

     (2) the failure of Lawrence to cause Lawrence Nominees to perform its obligations under this agreement.

25.4 EXTENT OF GUARANTEE AND INDEMNITY

(a)  This part 25 applies:

     (1) to the present and future obligations of Lawrence Nominees under this agreement; and

     (2) to this agreement, as amended, supplemented, renewed or replaced with the approval of Lawrence.

(b) The obligations of Lawrence under this part 25 extend to any change in the obligations of Lawrence Nominees as a result of any amendment, supplement, renewal or replacement of any agreement to which Lawrence has agreed.

(c) This part 25 is not affected nor are the obligations of Lawrence under this agreement released or discharged or otherwise affected by anything which but for this provision might have that effect.

(d)  This clause 25.4 applies:



                      -50-
     (1) regardless of whether Lawrence is aware of or has consented to or are given notice of any amendment, supplement, renewal or replacement of any agreement or the occurrence of any other thing; and

     (2)  irrespective of any rule of law or equity to the contrary.

25.5 AVOIDANCE OF PAYMENTS

(a) If any payment, conveyance, transfer or other transaction relating to or affecting any obligation of Lawrence Nominees under this agreement is:

     (1)  void, voidable or unenforceable in whole or in part; or

     (2) is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

     the liability of Lawrence under this part 25 and any Power is the same as if:

     (3) that payment, transaction, conveyance or transfer (or the void, voidable or unenforceable part of it); and

     (4) any release, settlement or discharge made in reliance on any thing referred to in clause 25.5(a)(3),

     had not been made and Lawrence must immediately take all action and sign all documents necessary or required by MBO or Kysor to restore to MBO and Kysor this part 25 immediately before the payment, conveyance, transfer or transaction.

(b) Clause 25.5(a) applies whether or not Lawrence Nominees knew, or ought to have known of, anything referred to in that clause.

25.6 PRINCIPAL AND INDEPENDENT OBLIGATION

(a) This part 25 is a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation.

(b)  This part 25 is enforceable against Lawrence:

     (1)  without first having recourse to any collateral securities; and

     (2)  whether or not MBO or Kysor has:

          (A)  made demand upon Lawrence Nominees; or

          (B) given notice to Lawrence Nominees or any other person in respect of any thing; or

                      -51-
          (C) taken any other steps against Lawrence Nominees or any other person.

25.7 NO COMPETITION

(a) Subject to clause 25.7(b), until the obligations of Lawrence Nominees under this agreement have been fully performed and until this part 25 has been finally discharged, Lawrence must not, either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of Lawrence Nominees.

(b) If required by MBO or Kysor, Lawrence must prove in any liquidation of Lawrence Nominees for all amounts owed to Lawrence.

(c) All amounts recovered by Lawrence from any liquidation from Lawrence Nominees must be received and held in trust by Lawrence for MBO and Kysor to the extent of the unsatisfied liability of Lawrence under this part 25.

25.8 CONTINUING GUARANTEE AND INDEMNITY

This part 25 is a continuing obligation of Lawrence, despite:

(a)  any settlement of account; or

(b)  the occurrence of any other thing,

and remains in full force and effect until:

(c) the obligations of Lawrence Nominees under this agreement have been performed; and

(d)  this part 25 has been finally discharged by MBO and Kysor.

                                  PART 26
                                  GENERAL

26.1 NOTICES

(a) Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to this agreement:

     (1) must be in legible writing and in English addressed as shown below:





                      -52-
          (A)  if to Lobike:

               Address:       36 The Grand Parade
                              Brighton-Le-Sands  NSW  2216

               Attention:     Mr David McIntosh;

          (B)  if to Locana:

               Address:       50 Huntingdale Drive
                              Denham Court  NSW  2565

               Attention:     Mr John Rogan;

          (C)  if to Lofiva:

               Address:       P.O. Box 66
                              Kellyville  NSW  2153

               Attention:     Mr Kenneth Moon;

          (D)  if to Logela:

               Address:       Unit 1303
                              The Connaught
                              187 Liverpool Street
                              Sydney  NSW  2000

               Attention:     Mr Leslie Miller;

          (E)  if to MBO:

               Address:       Suite 2707
                              Lippo Tower
                              Lippo Centre
                              89 Queensway
                              Hong Kong

               Attention:     Mr Alexander Thomson
               Facsimile:     0011 852 2523 7729;

          (F)  if to Kysor:

               Address:       One Madison Avenue
                              Cadillac  Michigan  USA

               Attention:     Mr Terry Murphy/Mr David Crooks

               Facsimile:     0011 1 616 775 3950;


                      -53-
          (G)  if to Hill Young:

               Address:       Level 21
                              Governor Phillip Tower
                              1 Farrer Place
                              Sydney  NSW  2000

               Attention:     Mr Jonathan Fennel
               Facsimile:     252 2299;

          (H)  if to Lawrence Nominees:

               Address:       42 Edinburgh Road
                              Lilydale  VIC  3140;

               Attention:     Mr Terry Lawrence;

          (I)  if to McIntosh:

               Address:       36 The Grand Parade
                              Brighton-Le-Sands  NSW  2216;

          (J)  if to Rogan:

               Address:       50 Huntingdale Drive
                              Denham Court  NSW  2565;

          (K)  if to Moon:

               Address:       P.O. Box 66
                              Kellyville  NSW  2153;

          (L)  if to Miller:

               Address:       Unit 1303
                              The Connaught
                              187 Liverpool Street
                              Sydney  NSW  2000;

          (M)  if to Lawrence:

               Address:       42 Edinburgh Road
                              Lilydale  VIC  3140; and








                      -54-
          (N)  if to the Company:

               Address:       1 Suttor Street
                              Silverwater  NSW  2141

               Attention:     The Managing Director

               Facsimile:     To be advised,

          or as specified to the sender by any party by notice;

     (2) where the sender is a company, must be signed by an officer or under the common seal of the sender;

     (3) is regarded as being given by the sender and received by the addressee:

          (A)  if by delivery in person, when delivered to the addressee;

          (B) if by post, 5 Business Days from and including the date of postage; or

          (C) if by facsimile transmission, whether or not legibly received, when received by the addressee,

          but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee's time) it is regarded as received at 9.00 am on the following Business Day; and

     (4) can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

(b) A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after transmission is received or regarded as received under clause 26.1(a)(3) and informs the sender that it is not legible.

(c) In this clause 26.1, a reference to an addressee includes a reference to an addressee's officers, agents or employees.

(d) Notwithstanding any other paragraph of this clause 26.1, a notice will be deemed to be given by or to the Founding Shareholders if it is given by or to, as the case may be, the Managing Director of the Company at the address for service for the Company specified in clause 26.1(a)(1)(M).



                      -55-
26.2 GOVERNING LAW AND JURISDICTION

(a)  This agreement is governed by the laws of New South Wales.

(b) Each of the parties irrevocably submits to the exclusive jurisdiction of the courts of New South Wales.

(c) Each of party irrevocably waives any objection to the venue of any legal process in New South Wales on the basis that the process has been brought in an inconvenient forum.

26.3 PROHIBITION AND ENFORCEABILITY

(a) Any provision of, or the application of any provision of, this agreement or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b) Any provision of, or the application of any provision of, this agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

(c) The application of this clause 26.3 is not limited by any other provision of this agreement in relation to severability, prohibition or enforceability.

26.4 WAIVERS

(a) A waiver, forbearance, abandonment, election or estoppel of, or affecting:

     (1)  a term of this agreement (including this clause 26.4);

     (2) a right, power, authority, discretion or remedy under this agreement;

     (3) a right, power, authority, discretion or remedy created or arising on a breach of or default under this agreement; or

     (4) the exercise of a right, power, authority, discretion or remedy referred to in either paragraph (2) or (3),

     must be in writing, or, in the case of estoppel, must be based on, a written statement signed by the party against whom the waiver, abandonment, election, forbearance or estoppel is claimed.

(b) A failure or delay in the exercise, or a partial exercise, of a right, power, authority, discretion or remedy referred to in clause


                      -56-
     26.4(a)(2) or (3) is not regarded as either a waiver, forbearance, abandonment or election or the basis of an estoppel, of or affecting any thing referred to in clause 26.4(a)(1), (2), (3) or (4).

26.5 VARIATION

A variation of any term of this agreement must be in writing and signed by the parties.

26.6 CUMULATIVE RIGHTS

The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of the parties.

26.7 ASSIGNMENT

(a) Rights arising out of or under this agreement are not assignable by one party without the prior written consent of every other party.

(b) A party must not withhold its consent in respect of an assignment of rights arising out of or under this agreement related to a transfer of Shares under clause 3.4.

26.8 FURTHER ASSURANCES

Each party must do all things and execute all further documents necessary to give full effect to this agreement.

26.9 ENTIRE AGREEMENT

This agreement supersedes all previous agreements in respect of its subject matter and embodies the entire agreement between the parties.

26.10 COUNTERPARTS

(a)  This agreement may be executed in any number of counterparts.

(b)  All counterparts, taken together, constitute one instrument.

(c)  A party may execute this agreement by signing any counterpart.

26.11 STAMP DUTY

(a) A party must pay any stamp duty (including any fine or penalty) in respect of:

     (1)  this agreement; and

     (2)  any document executed under it,


                      -57-
     in proportion to its holding of the Shares set out in schedule 1.

(b) Each party indemnifies the other in respect of any stamp duty payable under clause 26.11(a).

26.12 COSTS AND EXPENSES

Subject to clause 26.11, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this agreement, including, but not limited to, any legal costs and expenses and any professional consultant's fees.

26.13 RELATIONSHIP OF PARTIES

No party is the partner, agent, employee or representative of any other party and no party has the power to incur any obligations on behalf of, or pledge the credit of, any other party.

26.14 SURVIVAL OF PARTS

Parts 13 and 19 survive termination of this agreement.

26.15 SHADOW DIRECTORS

(a) Subject to clause 26.15(b), if the directors of the Company make any decisions in respect of the Company Group or any member of the Company Group other than the Company, the Company must, to the extent permitted by law, cause the directors of the relevant other members of the Company Group to implement those decisions.

(b) Nothing in clause 26.15(a) requires the Company to do any act, matter or thing that may render the Company or any directors of the Company to be a director of any other members of the Company Group either at law or under section 60 of the Corporations Law.

(c) Notwithstanding any other provision to the contrary, if the Company is required under this agreement to procure any other member of the Company Group to do any act, matter or thing, the Company must not do any act, matter or thing that may render the Company or any directors of the Company to be a director of any other members of the Company Group either at law or under section 60 of the Corporations Law.

(d) Notwithstanding any other provision to the contrary, if any Shareholder is required under this agreement to procure any member of the Company Group to do any act, matter or thing, the Shareholder must not do any act, matter or thing that may render the Shareholder or any directors of the Shareholder to be a director of any member of the Company Group either at law or under section 60 of the Corporations Law.


                      -58-
                                SCHEDULE 1
                                  SHARES
                         (Clauses 3.1 and 26.11)

SHAREHOLDER                  NUMBER OF SHARES       PERCENTAGE OF TOTAL SHARES
Lobike Pty Ltd                     5,750                      11.50%
(A.C.N. 001 874 380)
as trustee for The
Vernon Avenue Trust

Locana Pty Ltd                     5,750                      11.50%
(A.C.N. 001 874 317)
as trustee for The
Leumeah Road Trust

Lofiva Pty Ltd                     5,750                      11.50%
(A.C.N. 001 876 982)
as trustee for The
Sunset Place Trust

Logela Pty Ltd                     5,750                      11.50%
(A.C.N. 001 876 820)
as trustee for The
Cairnes Road Trust

T & M Lawrence Pty                 2,500                       5.00%
Ltd (A.C.N. 071 527
010) as trustee for
the T J Lawrence
Family Trust

FOUNDING SHAREHOLDERS             25,500                      51.00%
AND LAWRENCE SUB-TOTAL

Refrigeration                     12,127                      24.254%
Investment (MBO)
Limited

Kysor Industrial                  12,127                      24.254%
Corporation

Hill Young &                         246                       0.492%
Associates
Limited (A.C.N.
003 977 106)

TOTAL                             50,000                     100.0%

                      -59-
EXECUTED by the parties as an agreement:

THE COMMON SEAL of
LOBIKE PTY LTD
was affixed to this document
in the presence of:


/S/ C. MCINTOSH                         /S/ D.J. MCINTOSH
Director/Secretary                      Director


C. MCINTOSH                             D.J. MCINTOSH
Name (please print)                     Name (please print)


SIGNED for
LOCANA PTY LTD
by its attorneys
in the presence of:


/S/ BRADLEY THOMAS RUSSELL              /S/ J.R. ROGAN
Witness                                 Attorney


BRADLEY THOMAS RUSSELL                  J.R. ROGAN
Name (please print)                     Name (please print)


SIGNED for
LOFIVA PTY LTD
by its attorneys
in the presence of:


/S/ BRADLEY THOMAS RUSSELL              /S/ K.J. MOON
Witness                                 Attorney


BRADLEY THOMAS RUSSELL                  KENNETH JOHN MOON
Name (please print)                     Name (please print)









                      -60-
SIGNED for
LOGELA PTY LTD
by its attorneys
in the presence of:


/S/ BRADLEY THOMAS RUSSELL              /S/ LESLIE OWEN MILLER
Witness                                 Attorney


BRADLEY THOMAS RUSSELL                  LESLIE OWEN MILLER
Name (please print)                     Name (please print)


SIGNED for REFRIGERATION INVESTMENT
(MBO) LIMITED
by its attorney in the presence of:


/S/ BRADLEY THOMAS RUSSELL              /S/ ALEXANDER THOMSON
Witness                                 Attorney


BRADLEY THOMAS RUSSELL                   ALEXANDER THOMSEN
Name (please print)                      Name (please print)


SIGNED for KYSOR INDUSTRIAL
CORPORATION by its attorney in the
presence of:


/S/ BRADLEY THOMAS RUSSELL               /S/ TERRY M. MURPHY
Witness                                  Attorney


BRADLEY THOMAS RUSSELL                   TERRY M. MURPHY
Name (please print)                      Name (please print)













                      -61-
THE COMMON SEAL of
HILL YOUNG & ASSOCIATES LIMITED
was affixed to this document
in the presence of


/S/ RICHARD HILL                         /S/ JON ANTHONY FENNEL
Director/Secretary                       Director


RICHARD HILL                             JON ANTHONY FENNEL
Name (please print)                      Name (please print)


SIGNED for
T & M LAWRENCE NOMINEES PTY LTD
by its attorney
in the presence of:


/S/ BRADLEY THOMAS RUSSELL              /S/ D.J. MCINTOSH
Witness                                 Attorney


BRADLEY THOMAS RUSSELL
Name (please print)                     Name (please print)


SIGNED by DAVID JAMES
MCINTOSH in the presence of:


/S/ C. MCINTOSH                         /S/ D.J. MCINTOSH
Witness                                 David James McIntosh


C. MCINTOSH
Name (please print)


SIGNED by JOHN RALPH
ROGAN in the presence of:


/S/ BRADLEY THOMAS RUSSELL              /S/ J.R. ROGAN
Witness                                 John Ralph Rogan


BRADLEY THOMAS RUSSELL
Name (please print)

                      -62-
SIGNED by KENNETH JOHN
MOON in the presence of:

/S/ I.A. MCLENNAN                       /S/ K.J. MOON
Witness                                 Kenneth John Moon


I.A. MCLENNAN
Name (please print)


SIGNED by LESLIE OWEN
MILLER in the presence of:


/S/ BRADLEY THOMAS RUSSELL              /S/ LESLIE OWEN MILLER
Witness                                 Leslie Owen Miller


BRADLEY THOMAS RUSSELL
Name (please print)


SIGNED for TERRY JOHN
LAWRENCE by its attorney
in the presence of:


                                        /S/ D.J. McIntosh
/S/ BRADLEY THOMAS RUSSELL              /S/ K.J. MOON
Witness                                 Attorney


BRADLEY THOMAS RUSSELL
Name (please print)


THE COMMON SEAL of
AUSTRAL REFRIGERATION PTY LTD
was affixed to this document
in the presence of:


/S/ K.J. MOON                           /S/ J.R. ROGAN
Director/Secretary                      Director


KENNETH JOHN MOON                       J.R. ROGAN
Name (please print)                     Name (please print)


                      -63-